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                                                                      EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION

   1.    NAME:                SDS Capital Partners, LLC

         ADDRESS:             53 Forest Avenue, 2nd Floor,
                              Old Greenwich, Connecticut 06870

         DESIGNATED FILER:    SDS Capital Advisors, LP

         ISSUER &
         TICKER SYMBOL:       Telenetics Corporation (TLNT.OB)

         DATE OF EVENT
         REQUIRING STATEMENT: 7/31/03

         SIGNATURE:           SDS CAPITAL PARTNERS, LLC

                              By:    /s/ Steven Derby
                                     -----------------------------
                              Name:  Steven Derby
                              Title: Managing Member

   2.    NAME:                Steven Derby

         ADDRESS:             c/o SDS Management, LLC
                              53 Forest Avenue, 2nd Floor,
                              Old Greenwich, Connecticut 06870

         DESIGNATED FILER:    SDS Capital Advisors, LP

         ISSUER &
         TICKER SYMBOL:       Telenetics Corporation (TLNT.OB)

         DATE OF EVENT
         REQUIRING STATEMENT: 7/31/03

         SIGNATURE:           /s/ Steven Derby
                              ---------------------------


*  BY:   SDS CAPITAL ADVISORS, LP

         By:  SDS Capital Partners, LLC, its General Partner

              By:    /s/ Steven Derby
                     -------------------------------------
              Name:  Steven Derby
              Title: Managing Member